                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14a INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SIGNATURE EYEWEAR, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                            SIGNATURE EYEWEAR, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD MAY 15, 1998

                               ----------------

TO OUR SHAREHOLDERS:

  Notice is hereby given that the 1998 Annual Meeting of Shareholders of Signature Eyewear, Inc. ("the Company") will be held at The Renaissance Hotel, 9620 Airport Boulevard, Los Angeles, California, 90045, on May 15, 1998 at 10:30 a.m., Pacific Standard time. The Annual Meeting is being held for the following purposes:

  1. To elect a Board of six Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected. The persons nominated by the Board of Directors of the Company (Ms. Heldman and Messrs. Weiss, Prince, Warren, Buchsbaum and Johnson) are described in the accompanying Proxy Statement;

  2. To approve an amendment to the Company's 1997 Stock Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 600,000 shares to 800,000 shares; and

  3. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

  Only shareholders of record of the Common Stock of the Company at the close of business on April 10, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any of its adjournments or postponements.

  All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Julie Heldman
                                                   Julie Heldman
                                      Co-Chairman of the Board, President and
                                                      Secretary

Inglewood, California 90302

April 17, 1998

  IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                            SIGNATURE EYEWEAR, INC.

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD MAY 15, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Signature Eyewear, Inc., a California corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Renaissance Hotel, 9620 Airport Boulevard, Los Angeles, California, 90045, on May 15, 1998 at 10:30 a.m., Pacific Standard time, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

  All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will unless otherwise directed by the shareholder be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

  The close of business on April 10, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any of its adjournments or postponements. At the record date, 5,268,027 shares of Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of capital stock of the Company.

  A shareholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The amendment of the 1997 Stock Plan to increase by 200,000 the number of shares of Common Stock that may be issued pursuant to awards under the 1997 Stock Plan will require (i) the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting on this matter at the 1998 Annual Meeting, and (ii) the affirmative vote of a majority of the quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted either as votes cast for or against such matters.

  This Proxy Statement and the accompanying Proxy were mailed to shareholders on or about April 17, 1998.

                             ELECTION OF DIRECTORS

  In accordance with the Bylaws of the Company, the Company's directors are elected at each Annual Meeting of Shareholders and hold office until the next election of directors and until their successors are duly elected. The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than four and no more than seven directors as determined from time to time by the Board of Directors. In February 1998, the Board of Directors was expanded to six directors. There are currently five directors on the Board of Directors and one vacancy.

  Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any of its postponements or adjournments, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

  The Board of Directors proposes the election of the following nominees as directors:

                                 Bernard Weiss
                                 Julie Heldman
                                 Michael Prince
                                 Daniel Warren
                                 Maurice Buchsbaum

                                 Joel Johnson

  If elected, each nominee is expected to serve until the 1999 Annual Meeting of Shareholders and his or her successor is duly elected and qualified. The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT NOMINEES AND EXECUTIVE OFFICERS

  The following table sets forth certain information about the nominees and executive officers of the Company as of March 1, 1998:

                              YEAR
                              FIRST
                             ELECTED
                    AGE AT     OR
                   MARCH 1, APPOINTED
       NAME:         1998   DIRECTOR             PRINCIPAL OCCUPATION
       -----       -------- ---------            --------------------
 NOMINEES:
 Bernard Weiss(1)     59      1983    Mr. Weiss has served as Chief Executive
                                      Officer of the Company since 1983. Mr.
                                      Weiss served as Chairman of the Board
                                      from 1983 to 1988, and has served as Co-
                                      Chairman of the Board since 1989. Mr.
                                      Weiss started in the optical industry in
                                      1975 as Vice President of Sales and
                                      Marketing for Optique du Monde. From 1977
                                      until he founded the Company in 1983, Mr.
                                      Weiss worked in a variety of executive
                                      positions at companies in the optical
                                      industry.
 Julie Heldman(1)     52      1985    Ms. Heldman has served as Co-Chairman of
                                      the Board since 1989 and President of the
                                      Company since 1995. Ms. Heldman joined
                                      the Company in 1985 and since that time
                                      has served in various executive positions
                                      including Chief Financial Officer and
                                      Executive Vice President of Operations.
                                      She held the position of Chief Operating
                                      Officer from 1992 until she was appointed
                                      President of the Company in 1995. Ms.
                                      Heldman graduated from Stanford
                                      University in 1966 and has a law degree
                                      from UCLA Law School which she obtained
                                      in 1981. Ms. Heldman worked as an
                                      attorney from 1981 until she joined the
                                      Company in 1985.
 Michael Prince       48      1994    Mr. Prince joined the Company in 1993 and
                                      has served as the Chief Financial Officer
                                      and as a Director of the Company since
                                      March 1994. For more than 14 years before
                                      joining the Company, Mr. Prince's
                                      principal occupation was as a consultant
                                      with Prince & Co., a business consulting
                                      firm which he owned.
 Daniel Warren        40      1993    Mr. Warren has served as a director of
                                      the Company since 1993. From January 1996
                                      until the present, Mr. Warren has been
                                      self-employed as a consultant. From March
                                      1992 until January 1996, Mr. Warren was
                                      Vice President of Planning and Accounting
                                      of National Vision Associates, Ltd.
 Maurice Buchsbaum    55      1997    Mr. Buchsbaum has served as a director of
                                      the Company since November 1997. From
                                      January 1993 until September 1995, he was
                                      President of Emerald Partners, Inc., and
                                      he served as Senior Vice President and
                                      Managing Director of Fechtor Detwiler &
                                      Co., Inc. from September 1995 until
                                      February 1998. Mr. Buchsbaum is currently
                                      Senior Vice President of Southeast
                                      Research Partners, an investment banking
                                      firm.

                                      YEAR
                                      FIRST
                                     ELECTED
                            AGE AT     OR
                           MARCH 1, APPOINTED
           NAME:             1998   DIRECTOR         PRINCIPAL OCCUPATION
           -----           -------- ---------        --------------------
 Joel Johnson                 43              Mr. Johnson has been designated
                                              by Fechtor, Detwiler & Co., Inc.
                                              to be nominated to serve on the
                                              Board of Directors. Mr. Johnson
                                              is owner and President of Orchard
                                              Partners, Inc., a professional
                                              firm providing advisory services
                                              in corporate finance which he
                                              formed in February 1998. For
                                              eight years prior to forming
                                              Orchard Partners, Mr. Johnson
                                              served in the investment banking
                                              department of Fechtor, Detwiler &
                                              Co., Inc. He received an MBA in
                                              Finance from the University of
                                              Colorado in 1980 and an AB from
                                              Harvard College in 1976.
 OTHER EXECUTIVE OFFICERS:
 Robert Fried                 53              Mr. Fried has served as the
                                              Company's chief marketing
                                              executive since joining the
                                              Company in 1990. In 1995, he was
                                              appointed the Company's Senior
                                              Vice President of Marketing.
                                              Before joining the Company in
                                              1990, Mr. Fried served in various
                                              executive marketing positions at
                                              Motorola, Quasar Electronics,
                                              Rockwell International, Starcraft
                                              Leisure Products, Marantz Stereo
                                              Company, Nautilus Fitness, Inc.
                                              and Hansen Foods.
 Robert Zeichick              47              Mr. Zeichick has served as the
                                              Company's chief advertising and
                                              promotion executive since joining
                                              the Company in November 1990. In
                                              1995, he was appointed the
                                              Company's Vice President of
                                              Advertising and Sales Promotion.
                                              From 1988 until joining the
                                              Company in 1990, Mr. Zeichick
                                              served as Vice President of
                                              Advertising and Sales Promotion
                                              at Nautilus Fitness, Inc. and
                                              Hansen Foods. Mr. Zeichick worked
                                              as an independent advertising
                                              consultant from 1984 until 1988
                                              and worked on such brand names as
                                              Applause, Walt Disney Home Video
                                              and Marantz.

--------
(1) Mr. Weiss and Ms. Heldman are married.

AGREEMENT TO NOMINATE DIRECTOR

  Pursuant to an Underwriting Agreement among the Company, Fechtor, Detwiler & Co., Inc. ("Fechtor Detwiler") and certain selling shareholders entered into in connection with the Company's initial public offering in September 1997, the Company has agreed, until September 2000, to use its best efforts to cause one nominee designated by Fechtor Detwiler to be elected to the Board of Directors. Mr. Johnson has been designated by Fechtor Detwiler to be nominated to serve on the Board of Directors.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held six meetings during fiscal 1997. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 1997.

  Following the Company's initial public offering in September 1997, the Board of Directors formed an Audit Committee. The Audit Committee currently consists of Daniel Warren and Maurice Buchsbaum. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. No meetings of the Audit Committee were held during the year ended October 31, 1997.

COMPENSATION OF DIRECTORS

  Each director who is not an officer of, or otherwise employed by, the Company receives an annual fee of $8,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company does not currently have a Compensation Committee. For the fiscal year ended October 31, 1997, all decisions regarding executive compensation were made by the Board of Directors. Mr. Buchsbaum was appointed to the Company's Board of Directors in November 1997 and did not participate in any decisions relating to executive compensation for fiscal 1997. Ms. Heldman and Messrs. Weiss and Prince, executive officers of the Company, participated in deliberations regarding executive compensation. No interlocking relationship exists between any member of the Board of Directors and any member of any other company's board of directors or compensation committee.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Board of Directors does not currently maintain a Compensation Committee.

  COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders, (2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other prescription eyeglass frame companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

  BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. During fiscal 1997, Bernard Weiss served as the Company's Chief Executive Officer and Julie Heldman served as the Company's President. Mr. Weiss's and Ms. Heldman's base salaries of $185,000 each were determined based upon their services to the Company, the financial performance of the Company in the fiscal year ended October 31, 1996, and the salaries received by similarly situated executives at other companies. In September 1997, Mr. Weiss and Ms. Heldman each entered into employment agreements with the Company providing for, among other things, the payment to Mr. Weiss and Ms. Heldman of base salaries of $190,000 each during the terms of their agreements, subject to increases from time to time approved by the Company's Board of Directors.

  ANNUAL CASH BONUSES. Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Board of Directors. The Board considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in shareholder value, the achievement of corporate goals and individual performance. Neither Mr. Weiss nor Ms. Heldman received a cash bonus for fiscal 1997.

  LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of awards under the Company's 1997 Stock Plan. Under the 1997 Stock Plan, the Board of Directors is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The Board of Directors is currently responsible for selecting the individuals to whom grants of awards should be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award. All awards granted by the Board of Directors pursuant to the 1997 Stock Plan have been in the form of stock options. The Board of Directors believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Board of Directors believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in fiscal 1997 were granted at the fair market value of the Company's Common Stock on the date of grant. During fiscal 1997, Mr. Weiss and Ms. Heldman were each granted options to purchase 20,000 shares of the Company's Common Stock. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry.

  OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1997 Stock Plan is qualified so that awards under the plan constitute performance-based compensation not subject to
Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 1997 will be fully deductible.

  SUMMARY. The Board of Directors believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interests of the Company and its shareholders.

                                 BOARD OF DIRECTORS

                                     Bernard Weiss
                                     Julie Heldman
                                     Michael Prince
                                     Daniel Warren
                                     Maurice Buchsbaum

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth, for the Chief Executive Officer and each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last two fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                          LONG TERM
                                                         COMPENSATION
                                                         ------------
                                                          NUMBER OF
                         FISCAL YEAR ANNUAL COMPENSATION  SECURITIES
   NAME AND PRINCIPAL       ENDED    -------------------  UNDERLYING   ALL OTHER
      POSITION (1)       OCTOBER 31,  SALARY     BONUS     OPTIONS    COMPENSATION
   ------------------    -----------  ------   --------- ------------ ------------
Bernard Weiss...........    1997     $ 185,000 $     --     20,000      $  1,332(2)
 Chief Executive Officer    1996       145,414       --        --          1,335(2)
Julie Heldman...........    1997     $ 185,000 $     --     20,000      $  2,062(2)
 President                  1996       161,700       --                    5,542(2)
Michael Prince..........    1997     $ 170,712 $     --     35,000      $    --
 Chief Financial Officer    1996       157,345   300,000       --        300,000(3)
Robert Fried............    1997     $ 170,712 $     --     35,000      $    --
 Senior Vice President,
  Marketing                 1996       138,692    50,000       --            --
Robert Zeichick.........    1997     $ 162,923 $     --     35,000      $    --
 Vice President, Adver-
  tising and Sales          1996       138,692    50,000       --            --
  Promotion

--------
(1) For a description of the employment contract between each officer and the Company, see "Employment Contracts," below.

(2) Consists of additional compensation for use of Company automobiles.

(3) Represents the value in May 1996 (as determined by the Board of Directors) of 108,016 shares of Common Stock issued to Mr. Prince in consideration of services rendered to the Company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended October 31, 1997 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL
                                                                               REALIZABLE VALUE
                                                                                  AT ASSUMED
                         NUMBER OF                                            RATE OF STOCK PRICE
                         SECURITIES PERCENT OF TOTAL                           APPRECIATION FOR
                         UNDERLYING OPTIONS GRANTED                             OPTION TERM(1)
                           OPTION   TO EMPLOYEES IN   EXERCISE OR  EXPIRATION --------------------
          NAME           GRANTED(2)  FISCAL YEAR(3)  BASE PRICE(4)    DATE       5%        10%
          ----           ---------- ---------------- ------------- ---------- --------- ----------
Bernard Weiss...........   20,000         4.4%          $10.00      09/10/07   $125,800  $318,800
Julie Heldman...........   20,000         4.4%          $10.00      09/10/07   $125,800  $318,800
Michael Prince..........   35,000         7.7%          $10.00      09/10/07   $220,150  $557,900
Robert Fried............   35,000         7.7%          $10.00      09/10/07   $220,150  $557,900
Robert Zeichick.........   35,000         7.7%          $10.00      09/10/07   $220,150  $557,900

--------
(1) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the Common Stock.

(2) The option grants set forth on this chart vest in annual installments of 40%, 20%, 20%, and 20%, with the first installment vesting on April 1, 1998.

(3) Options covering an aggregate of 457,250 shares were granted to eligible persons during the fiscal year ended October 31, 1997.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

STOCK OPTIONS HELD AT FISCAL YEAR END

  The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the Nasdaq Stock Market's National Market on October 31, 1997 ($9.50 per share). No stock options were exercised by any Named Executive Officer during fiscal 1997.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS AT           IN-THE-MONEY OPTIONS
                                 OCTOBER 31, 1997         AT OCTOBER 31, 1997
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Bernard Weiss...............       0        20,000        $   0        $   0
Julie Heldman...............       0        20,000            0            0
Michael Prince..............       0        35,000            0            0
Robert Fried................       0        35,000            0            0
Robert Zeichick.............       0        35,000            0            0

EMPLOYMENT CONTRACTS

  Bernard Weiss, Julie Heldman, Michael Prince, Robert Fried and Robert Zeichick have each entered into an employment agreement with the Company that took effect on September 16, 1997. Pursuant to those agreements, these executive officers have agreed to render services until October 31, 2000, and will be entitled to salary at the following annual rates during the term of their contracts (subject to increases from time to time approved by the Board of Directors or Compensation Committee): Mr. Weiss--$190,000; Ms. Heldman-- $190,000; Mr. Prince--$175,000; Mr. Fried--$175,000; and Mr. Zeichick--
$160,000. Upon termination of employment by the Company without cause or by an executive officer upon an adverse event, an executive officer will continue to receive salary and benefits until the later to occur of October 31, 2000 or one year following termination. The employment agreements define an "adverse event" to include the occurrence of any of the following, without the prior written consent of the executive officer: (i) the executive's demotion as evidenced by the loss of the executive officer's title, (ii) a significant diminution of the executive's on-going duties and responsibilities, (iii) the relocation of the Company's principal executive offices outside the Los Angeles Metropolitan area, or (iv) the Company requiring the executive to relocate to an office outside the Los Angeles Metropolitan area for a period exceeding three months in any calendar year. If employment terminates as a result of death, the executive officer's estate will receive a payment equal to the aggregate amount of unpaid salary through October 31, 2000. If the Company maintains key person life insurance on the executive, the payment will be made upon receipt of the policy's proceeds. Otherwise, the payment will be made over the term of the executive's employment agreement. If employment terminates as a result of disability, the executive officer will continue to receive salary and benefits through October 31, 2000, offset by any government benefits and any benefits the employee receives under disability insurance provided by the Company.

                           CERTAIN TRANSACTIONS WITH
                       DIRECTORS AND EXECUTIVE OFFICERS

  Robert Fried and Robert Zeichick, executive officers of the Company, are officers, directors and significant shareholders of Brandmark, Inc., a corporation which until December 1997 had a license from Laura Ashley Limited and Laura Ashley Manufacturing B.V. to produce timepieces bearing the Laura Ashley trademark. In fiscal 1997, the Company purchased from Brandmark, Inc. an aggregate of $516,575 of timepieces bearing the Laura Ashley trademark, as promotional incentives for certain customers.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with all
Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended October 31, 1997, all the Company's executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

                               PERFORMANCE GRAPH

  The following graph sets forth the percentage change in cumulative total shareholder return of the Company's Common Stock during the period from September 11, 1997 (the date the Company's initial public offering commenced) to October 31, 1997, compared with the cumulative returns of the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index. The Comparison assumes $100 was invested on September 11, 1997 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE RETURN AMONG
                   SIGNATURE EYEWEAR, INC., THE NASDAQ STOCK
                MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

     * $100 INVESTED ON 9/11/97 IN STOCK OR INDEX ON 8/31/97 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

                                             SEPTEMBER 11, 1997 OCTOBER 31, 1997
                                             ------------------ ----------------
        Signature Eyewear, Inc..............        $100              $ 95
        NASDAQ Stock Market (U.S.) Index....         100               100
        Russell 2000 Index..................         100               103

                     PROPOSAL TO AMEND THE 1997 STOCK PLAN

GENERAL

  The Board of Directors has approved an amendment (the "Amendment") to the 1997 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock available for issuance under the Stock Plan from 600,000 shares to 800,000 shares. The Amendment is being submitted to the Shareholders for approval.

  The Board of Directors approved the Amendment to ensure that a sufficient number of shares are available for issuance under the Stock Plan. At March 1, 1998, 139,500 shares remained available for grants of awards under the Stock Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to its current employees. The increase in the number of shares available for awards under the Stock Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

  As of February 27, 1998, the last reported sales price of the Common Stock on the Nasdaq Stock Market's National Market was $9.25 per share.

SUMMARY OF THE STOCK PLAN

  Purpose. The purpose of the Stock Plan is to advance the interests of the Company and its shareholders by strengthening the Company's ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all shareholders of the Company.

  Administration. The Stock Plan may be administered by the Board of Directors, or a committee of the Board of Directors whose members serve at the pleasure of the Board. The party administering the Stock Plan is referred to as the "Administrator." Subject to the provisions of the Stock Plan, the Administrator has full and final authority to (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the Stock Plan, (ii) to determine the type, size and terms of individual awards to be made to each person selected, (iii) to determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (iv) to amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Stock Plan, and (vii) to make any and all other determinations which the Administrator determines to be necessary or advisable in the administration of the Stock Plan. The Administrator has full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Stock Plan and for the conduct of its business as the Administrator deems necessary or advisable.

  Eligibility. Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), is eligible to be considered for the grant of awards under the Stock Plan. No Participant may receive awards representing more than 25% of the number of shares of Common Stock covered by the Stock Plan (200,000 shares if the amendment is approved by the shareholders). At March 1, 1998, approximately 110 persons were eligible to receive awards under the Stock Plan.

  Types of Awards. Awards authorized under the Stock Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of the Company's Common Stock, or a derivative security with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Administrator shall determine is consistent with the objectives and limitations of the Stock Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

  Consideration. The Common Stock or other property underlying an award may be issued for any lawful consideration as determined by the Administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the Common Stock or other property at a value less than the fair market value of the Common Stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the Common Stock or other property or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such award.

  Termination of Awards. All awards granted under the Stock Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of Common Stock not purchased thereunder shall again be available for issuance under the Stock Plan.

  Amendment and Termination of the Stock Plan. The Administrator may amend the Stock Plan at any time, may suspend it from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the Stock Plan. However, no such action by the Board of Directors or shareholders may unilaterally alter or impair any award previously granted under the Stock Plan without the consent of the recipient of the award. In any event, the Stock Plan shall terminate on May 27, 2007 (ten years following the date it was approved by the Company's shareholders) unless sooner terminated by action of the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

  As of March 1, 1998, the only type of award granted by the Company under the Stock Plan has been stock options. The following is a general discussion of the principal tax considerations for both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and non-statutory stock options ("Non-statutory Stock Options"), and is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The Stock Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

  Consequences to Employees: Incentive Stock Options. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the Common Stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised, the optionee will recognize mid-term or long-term capital gain or loss when he or she disposes of his or her Common Stock depending on the length of the holding period. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the Common Stock at the time of disposition.

  If the optionee disposes of the Common Stock acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the Common Stock, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term, mid-term or short-term capital gain, depending upon the length of time the shares have been held.

  The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied.

  For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

  Consequences to Employees: Non-statutory Stock Options. No income is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the Stock Plan. In general, at the time shares of Common Stock are issued to a holder pursuant to exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

  A holder will recognize gain or loss on the subsequent sale of Common Stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the selling price and the tax basis of the Common Stock, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of Common Stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term, mid-term or long-term capital gain or loss depending upon the length of time the shares have been held.

  Consequences to the Company: Incentive Stock Options. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of Common Stock acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

  Consequences to the Company: Non-statutory Stock Options. Generally, the Company will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

REQUIRED VOTE

  The approval of the Amendment requires (i) the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting on this matter at the 1998 Annual Meeting, and (ii) the affirmative vote of a majority of the quorum. Thus, abtentions and broker non-votes can have the effect of preventing approval of the Amendment where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK PLAN.

                               OTHER INFORMATION

PRINCIPAL SHAREHOLDERS

  The following table sets forth as of April 10, 1998 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 498 North Oak Street, Inglewood, California 90302, unless otherwise set forth below such person's name.

                                              NUMBER OF SHARES OF
                                                 COMMON STOCK
             NAME AND ADDRESS                BENEFICIALLY OWNED (1) PERCENT (1)
             ----------------                ---------------------  -----------
The Weiss Family Trust(2)..................        2,120,972           40.3%
Bernard Weiss(2)(3)........................        2,128,972           40.4
Julie Heldman(2)(3)........................        2,128,972           40.4
Daniel Warren(4)...........................          312,208            5.9
 85 Old Stratton Chase
 Atlanta, Georgia 30328
Robert Fried(5)............................          191,849            3.6
Robert Zeichick(5).........................          191,849            3.6
Michael Prince(5)..........................          114,941            2.2
Maurice Buchsbaum(4).......................            2,000              *
 Southeast Research Partners, Inc.
 2101 Corporate Boulevard, Suite 402
 Boca Raton, Florida 33431
Joel Johnson...............................                0              *
 Orchard Partners, Inc.
 30 Monument Square, Suite 155
 Concord, Massachusetts 01742
Directors and executive officers as a group
 (8 persons)(6)............................        2,949,819           55.3%

--------
 * Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 10, 1998.

(2) Bernard Weiss and Julie Heldman are married. Mr. Weiss and Ms. Heldman are co-trustees of The Weiss Family Trust, and have voting and investment power for shares held by The Weiss Family Trust.

(3) Includes 8,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

(4) Includes 2,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

(5) Includes 14,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

(6) Includes 62,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

                             SHAREHOLDER PROPOSALS

  Any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit that proposal to the Company at its principal executive offices by December 18, 1998.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Altschuler, Melvoin and Glasser LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended October 31, 1997. The Audit Committee has not yet had the opportunity to review with Altschuler, Melvoin and Glasser LLP the proposed terms of their engagement to audit the Company's 1998 financial statements; and until the terms of that engagement have been finalized and agreed upon, the Audit Committee cannot finalize its selection of auditors for that year. Representatives of Altschuler, Melvoin and Glasser LLP are expected to be present at the Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                            SOLICITATION OF PROXIES

  It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting those proxies.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED OCTOBER 31, 1997, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MICHAEL PRINCE, CHIEF FINANCIAL OFFICER, 498 NORTH OAK STREET, INGLEWOOD, CALIFORNIA 90302, U.S.A.

                               ON BEHALF OF THE BOARD OF DIRECTORS

                                       /s/ Julie Heldman
                                           Julie Heldman
                               Co-Chairman of the Board, President and
                               Secretary

Inglewood, California 90302

April 17, 1998

                            SIGNATURE EYEWEAR, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned, a shareholder of SIGNATURE EYEWEAR, INC., a California corporation (the "Company"), hereby appoints Bernard Weiss and Julie Heldman, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), to be held on May 15, 1998, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

   1. ELECTION OF DIRECTORS, as provided in the Company's Proxy
      Statement:

           [_] WITH     [_] WITHOUT Authority to vote for the nominees listed
                            below.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR
             OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

    Bernard Weiss, Julie Heldman, Michael Prince, Daniel Warren, Maurice
                           Buchsbaum, Joel Johnson

   2. The approval of the amendment to the Signature Eyewear, Inc. 1997 Stock Plan (the "Stock Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Stock Plan from 600,000 to 800,000 shares.

           [_] FOR      [_] AGAINST      [_] ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue of this proxy. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH HIS OR HER BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED AND THE AMENDMENT TO THE 1997 STOCK PLAN, AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 17, 1998 relating to the Annual Meeting.

                                               Date: ________________, 1998

                                               ----------------------------

                                               ----------------------------
                                                     Signature(s) of
                                                      Shareholder(s)
                                                 (See Instructions Below)

                                               The above signature(s)
                                               should correspond exactly
                                               with the name(s) of the
                                               shareholder(s) appearing on
                                               the Stock Certificate. If
                                               stock is jointly held, all
                                               joint owners should sign.
                                               When signing as attorney,
                                               executor, administrator,
                                               trustee or guardian, please
                                               give full title as such. If
                                               signer is a corporation,
                                               please sign the full
                                               corporation name, and give
                                               title of signing officer.

                      THIS PROXY IS SOLICITED BY THE BOARD
                    OF DIRECTORS OF SIGNATURE EYEWEAR, INC.